Exhibit (a)(1)(I)

AMENDED AND RESTATED

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

Gentiva Health Services, Inc.

Pursuant to the Amended and Restated Offer to Purchase

Dated July 14, 2014 of

Kindred Healthcare Development 2, Inc.

a wholly owned subsidiary of

Kindred Healthcare, Inc.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.10 per share, and the associated preferred share purchase rights, of Gentiva Health Services, Inc. and any other documents required by the Amended and Restated Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Amended and Restated Offer to Purchase.

The Depositary for the Offer is:

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission:

(for Eligible Institutions only)

(617) 360-6810

Confirm Facsimile Transmission

By Telephone Only

(781) 575-2332

DELIVERY OF THIS AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Amended and Restated Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended and Restated Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended and Restated Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Kindred Healthcare Development 2, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), upon the terms and subject to the conditions set forth in this Amended and Restated Offer to Purchase dated July 14, 2014 (as may be subsequently amended and supplemented from time to time, the “Offer to Purchase”), and the related Amended and Restated Letter of Transmittal that accompanies the Offer to Purchase (as may be subsequently amended and supplemented), receipt of which is hereby acknowledged, the number of shares indicated below (together with the associated preferred share purchase rights, the “Shares”) of common stock, par value $0.10 per share, of Gentiva Health Services, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered
Certificate Numbers (if available)

If delivery will be by book-entry transfer:
Name of Tendering Institution

Account Number
SIGN HERE
(Signature(s))
(Name(s)) (Please Print)
(Addresses)
(Zip Code)
(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Select Stock Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)

Dated:                    , 2014.

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